===============================================================================

                    SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                       (AMENDMENT No.    )
                                      ---

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                     STEEL TECHNOLOGIES INC.
- ----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

- ----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

          ------------------------------------------------------
     (5) Total fee paid:

          ------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

          ------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ------------------------------------------------------
     (3)  Filing Party:

          ------------------------------------------------------
     (4)  Date Filed:

          ------------------------------------------------------

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



                             STEEL TECHNOLOGIES INC.



                    Notice of Annual Meeting of Shareholders
                         To Be Held on January 22, 2004



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, on Thursday, January 22, 2004 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

     (1)  To elect one class of three directors for a term expiring in 2007; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on December 5, 2003 are entitled to notice of and to vote at the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 22, 2004, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments. The transfer books will not be closed.



                                              By Order of the Board of Directors


                                              JOHN M. BAUMANN, JR.
                                              Secretary

15415 Shelbyville Road
Louisville, Kentucky 40245
December 19, 2003


--------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.
--------------------------------------------------------------------------------

                             STEEL TECHNOLOGIES INC.
                             15415 Shelbyville Road
                           Louisville, Kentucky 40245

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 22, 2004, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

     Shares represented by duly executed proxies in the accompanying form received prior to the meeting, and not revoked, will be voted at the meeting, or at any adjournments within 120 days thereof, in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for the nominees for election as directors. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

     The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Votes withheld from the election of any nominee for director and broker non-votes (that is, shares held in the name of a brokerage firm for which the broker lacks discretionary voting authority) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and will not be entitled to vote with respect to that matter.

     This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about December 19, 2003.

                                VOTING SECURITIES

     Only shareholders of record at the close of business on December 5, 2003 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 5, 2003, there were 9,782,602 shares of the Company's Common Stock outstanding and entitled to vote.

     Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected, and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

     The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:



                                           Amount and Nature      Percent
                                             of Beneficial          of
         Name and Address                 Ownership (1)(2)(3)    Class (1)
         ----------------                 -------------------    ---------

Dalton, Greiner, Hartman, Maher & Co.......      824,550 (4)        8.43%
    565 Fifth Avenue, Suite 2101
    New York, New York 10017-2413

Merwin J. Ray..............................      736,212 (5)        7.53%
    15415 Shelbyville Road
    Louisville, Kentucky 40245

Dimensional Fund Advisors Inc..............      734,185 (6)        7.51%
    1299 Ocean Avenue, 11th floor
    Santa Monica, California 90401

Coghill Capital Management, L.L.C..........      727,354 (7)        7.44%
    One North Wacker Drive, Suite 4350
    Chicago, Illinois 60606

Bradford T. Ray............................      561,983 (8)        5.74%
    15415 Shelbyville Road
    Louisville, Kentucky 40245

All directors and officers
    as a group (20 persons)................    2,079,375 (9)       21.26%


(1) The table reflects share ownership and the percentage of such ownership as of December 5, 2003.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3)  Information with respect to beneficial ownership has been obtained from the
     Company's   shareholder   records   and  from   information   provided   by
     shareholders.

(4) Based upon a Schedule 13F filed on September 30, 2002 with the Securities and Exchange Commission by Dalton, Greiner, Hartman, Maher & Co. includes 824,550 shares held with sole voting power.

(5)  Includes 28,844 shares held by Mr. Ray's wife.

(6) Based upon a Schedule 13F filed on September 30, 2002 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. includes 734,185 shares held with sole voting power.

(7) Based upon a Schedule 13F filed on September 30, 2002 with the Securities and Exchange Commission by Coghill Capital Management, L.L.C. includes 727,354 shares held with sole voting power.

(8) Includes 4,985 shares held by Mr. Bradford Ray's wife; 53,241 shares held by Mr. Ray's children; and 64,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(9) Includes 285,518 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

     See "Election of Directors" below for share ownership information with respect to nominees for election as directors and continuing directors.


                          ITEM I. ELECTION OF DIRECTORS

     The Board of Directors is presently divided into three classes consisting of three directors in Class I, four directors in Class II, and four directors in Class III. Each class is elected for a three-year term expiring in successive years. The Board has adopted a resolution decreasing the size of the Board of Directors from eleven to nine members, effective at the 2004 Annual Shareholder Meeting. In order for the Board of Directors to be decreased to nine members, a fourth Class II director will not be elected at the 2004 shareholder meeting and a Class III Director, Joseph P. Bellino, has resigned from the Board effective at the 2004 Shareholder Meeting. In compliance with the new Nasdaq Stock Market listing requirements, a majority of the nine-member Board of Directors, five, will be independent by the 2004 Shareholder Meeting.

     The nominees for election as Class II directors, nominated by the independent members of the Board of Directors, are Messrs. Michael J. Carroll, William E. Hellmann, and Stuart N. Ray. Mr. Carroll and Mr. Hellmann were most recently elected by the shareholders at the 2001 Annual Meeting for a three-year term expiring at the 2004 Annual Meeting. Mr. Stuart Ray was most recently elected by the shareholders at the 2002 Annual Meeting for a two-year term expiring at the 2004 Annual Meeting. If elected, Messrs. Carroll, Hellmann, and Ray will hold office for a three-year term expiring in 2007 and until their respective successors have been elected and qualified.

     Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the three nominees receiving the greatest number of votes for Class II directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the three nominees for Class II directors. In the event that any of the nominees become unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

     The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.

                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 5, 2003
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------
Nominees for Directors

Class II
(Term Expiring in 2007)
Michael J. Carroll....................    46    1992   133,910 (1)     1.37%
    President &
    Chief Operating Officer

William E. Hellmann...................    54    1985     7,931 (2)      *
    Member,
    Stites & Harbison, PLLC

Stuart N. Ray.........................    41    2002   336,687 (3)     3.44%
    Vice-President of the Company;
    President & Chief Operating
    Officer of Mi-Tech Steel, Inc.

Continuing Directors

Class III
(Term Expiring in 2005)

Merwin J. Ray.........................   74    1971    736,212 (4)     7.53%
    Founding Chairman

Bradford T. Ray.......................   45    1989    561,983 (5)     5.74%
    Chairman of the Board &
    Chief Executive Officer

Doug A. Bawel  .......................   48    1999     17,780 (6)       *
    President & Chief Executive
    Officer, Jasper Engine &
    Transmission Exchange

                                       4

                                                         Shares of Common Stock
                                                          Beneficially Owned as
                                                          of December 5, 2003
                                                       -------------------------
      Name and                              Year First
Principal Occupation                          Became    Number of    Percent
    or Employment                       Age  Director    Shares     of Class
----------------------                  --- ---------  ---------- -------------

Class I
(Term Expiring in 2006)

Jimmy Dan Conner......................    50    1995    15,376 (7)      *
    President,
    Old Colony Insurance
    Service, Inc.

Andrew J. Payton......................    45    1997    10,966          *
    Owner and President,
    Payton & Associates
    (executive and professional
    recruiting services)

Mark Essig............................    45    2003     8,802          *
    President and
    Chief Executive Officer,
    Barjan Products, LLC

-----------------------
*  Less than 1%

(1) Includes 22,364 shares held by Mr. Carroll's children. Also includes 30,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(2) Includes 1,656 shares, the receipt of which has been deferred under the non-employee directors' stock plan.

(3) Includes 3,840 shares held by Mr. Stuart Ray's wife, 46,116 shares held by Mr. Ray's children, and 24,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(4)  Includes 28,844 shares held by Mr. Merwin Ray's wife.

(5) Includes 4,985 shares held by Mr. Bradford Ray's wife; 53,241 shares held by Mr. Ray's children; and 64,000 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(6)  Includes  3,481 shares held by Mr. Bawel's grandchildren.

(7) Includes 3,314 shares, the receipt of which has been deferred under the non-employee directors' stock plan.

Nominees for Directors

     Mr. Michael J. Carroll has served as President & Chief Operating Officer of the Company since November 1999. He previously held the position of Executive Vice President from January 1995 to November 1999.

     Mr. William E. Hellmann is a member in the law firm of Stites & Harbison, PLLC, Louisville, Kentucky. Stites & Harbison serves as an outside counsel to the Company.

     Mr. Stuart N. Ray has served as Vice President of the Steel Technologies since 1995. He has served as President & Chief Operating Officer of Mi-Tech Steel, Inc. since 1995.

Continuing Directors

     Mr. Merwin J. Ray has served as Founding Chairman since January 2002. He previously held the position of Chairman of the Board from the inception of the Company in 1971 to January 2002 and Chief Executive Officer from May 1985 to November 1999. Mr. Ray is the father of Bradford T. Ray, Chairman of the Board & Chief Executive Officer of the Company and Stuart N. Ray, Director and Vice President of the Company.

     Mr. Bradford T. Ray has served as Chairman of the Board since January 2002 and Chief Executive Officer of the Company since November 1999. He previously held the positions of President & Chief Operating Officer from November 1994 to November 1999.

     Mr. Doug A. Bawel has served as President & Chief Executive Officer of Jasper Engine & Transmission Exchange since 1987. He has over 25 years in the automotive industry and is a well-known lecturer on the subject of the automotive aftermarket.

     Mr. Jimmy Dan Conner is the Vice President of Branch Banking & Trust Insurance Services, Inc ("BB&T"). Mr. Conner was President of Old Colony Insurance Service, Inc., Crestwood, Kentucky from January 1993 prior to Old Colony Insurance Services being acquired by BB&T on May 1, 2003.

     Mr. Andrew J. Payton is the Owner and President of Payton & Associates, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. He has been Owner and President since October 1995.

     Mr. Mark Essig is the current President & Chief Executive Officer of Barjan Products, LLC in Rock Island, Illinois. He has held that position since September 2002. He previously held the position of President & Chief Executive Officer of GS Industries, Inc. from 1998 to 2002 and Chairman from 2000 to 2002. He was also Executive Vice President of AK Steel Corp. from 1992 to 1997.

Meetings of the Board

     The Board of Directors met four times during fiscal 2003. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

Committees of the Board

     The Board of Directors has standing Compensation and Audit Committees. Each member of the Committees are independent as defined in the listing standards of the Nasdaq Stock Market, on which the Company's common stock is listed.

     The Compensation Committee is chaired by Mr. Essig and includes Messrs. Conner, Payton, and Bawel. The Compensation Committee, which met three times in fiscal 2003, considers and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans.

     The Audit Committee, which met four times in fiscal 2003, is chaired by Mr. Payton, and includes Messrs. Essig, and Bawel. In January 2003, Mr. Essig replaced Ralph W. McIntyre following Mr. McIntyre's retirement from the Board. In November 2003, Mr. Bawel replaced Mr. Hellmann. The Board of Directors has determined that Mr. Essig is an "Audit Committee financial expert" as defined by applicable legislation and regulations and is independent as defined by the listing standards of the Nasdaq Stock Market. The principal functions and responsibilities of the Audit Committee, are to (i) assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct, (ii) appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company, (iii) resolve any disagreements between management and the independent auditor regarding financial reporting, (iv) pre-approve all auditing and permissible non-audit services, (v) retain independent counsel, accountants, or others to advise the Audit Committee or assist in the conduct of an investigation, (vi) seek any information it requires from employees all of whom are directed to cooperate with the Audit Committee's requests or external parties, and (vii) meet with company officers, internal and external auditors, or outside counsel, as necessary. The Audit Committee has operated under a written charter adopted by the Board of Directors in 2000. A revised Audit Committee Charter, included as Attachment A, was adopted by the Board of Directors in November 2003.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2003, none of the executive officers of the Company served on the compensation committee or on any other committee of the board of directors performing similar functions of any other entity, any of whose officer or directors served on the Company's Board of Directors or Compensation Committee.

Independence and Compensation of Directors

     The Board of Directors has determined that Messrs. Bawel, Conner, Essig, Hellmann and Payton are independent directors as defined by the listing standards of the Nasdaq Stock Market and have no relationship with the Company, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Directors who are not officers or employees of the Company receive an annual fee of $20,000 for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of Steel Technologies Common Stock. Any nonemployee director may elect to receive all of the remaining portion of their annual retainer fee in the form of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. Mr. Carroll failed to timely file, by less than one week, one such report covering one transaction made by each of his children. The five Executive Officers listed in the Summary Compensation Table failed to timely file, by one month, such reports covering their Stock Option Award issued in July 2003. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all other of its officers and directors were complied with during fiscal 2003.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth cash and certain other compensation for the fiscal years ended September 30, 2003, 2002, and 2001 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its other Executive Officers.



                                             Summary Compensation Table

                                                                                   Long-Term
                                              Annual Compensation                Compensation
                                              -------------------                ------------
                                                                                  Securities
                                                                                  Underlying

       Name and                                             Other Annual         Stock Option          All Other
  Principal Position        Year      Salary      Bonus     Compensation       Awards (# shares)   Compensation (2)
  ------------------        ----      ------      -----     ------------       -----------------   ----------------

Bradford T. Ray              2003   $267,500     $153,872     $ 220,241 (3)           30,000             $22,503
  Chairman of the Board &    2002    257,500      294,613       242,882 (3)              0                 8,550
  Chief Executive Officer(3) 2001    250,000      130,239       265,483 (3)           40,000               7,200

Michael J. Carroll           2003    233,250      134,638          (1)                20,000              18,954
  President &                2002    226,000      259,441          (1)                   0                 8,439
  Chief Operating Officer    2001    217,500      121,555          (1)                40,000               7,200

Howard F. Bates, Jr.         2003    147,950       57,702          (1)                 5,000              14,532
  Vice President -           2002    144,850      111,189          (1)                   0                10,284
  Technical Services         2001    145,000       52,095          (1)                10,000               7,200

Joseph P. Bellino            2003    172,646       57,702          (1)                12,000              14,756
  Chief Financial Officer &  2002    169,235      111,189          (1)                   0                10,002
  Treasurer                  2001    168,000       52,095          (1)                15,000               7,200

Brad A. Goranson             2003    137,750       48,085          (1)                15,000               9,979
  Senior Vice                2002    133,000       90,766          (1)                   0                 7,959
  President-Sales(4)


(1)  Amount does not exceed 10% of salary and bonus.

(2) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan, Nonqualified Deferred Compensation Plan, and the Company's long term care program.

(3) Amount includes $175,000 retention bonus in 2003, 2002 and 2001, and $45,241 in 2003, $67,882 in 2002 and $90,483 in 2001 for imputed interest income and gross-up of taxes on that interest required by the Employment Agreement.

(4)  Mr. Goranson became an Executive Officer on January 24, 2002.

Employment Agreement

     Effective March 16, 2000, the Company entered into an Employment Agreement with Bradford T. Ray (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Ray will serve as Vice Chairman of the Board of Directors & Chief Executive Officer of the Company at an annual base salary of $250,000, subject to an annual review by the Compensation Committee to determine whether an increase is advisable. (Mr. Ray has, subsequent to the entering into of this Agreement, agreed to serve as Chairman of the Board.) In addition to his base salary, Mr. Ray is eligible to participate in the Company's cash bonus plan and other employee benefit plans available to the Company's executive officers. The Employment Agreement has a term of four years and, pursuant to its terms, Mr. Ray received a $250,000 execution bonus upon entering into the Employment
Agreement. The Employment Agreement provides that Mr. Ray shall receive a retention bonus in the amount of $175,000 on the last day of each of the four years of the Employment Agreement payable if, and only if, Mr. Ray is employed by the Company on each corresponding date. The Employment Agreement provides that, if Mr. Ray terminates his own employment during the four-year term of the Employment Agreement or the Company terminates Mr. Ray "for cause," Mr. Ray would be prohibited from competing, directly or indirectly, with the Company as defined in the Employment Agreement. The Employment Agreement provides that, if the Company terminates Mr. Ray "without cause," he shall be entitled to receive a lump sum benefit equal to one time the sum of his base salary and an amount equal to all bonuses paid to him by the Company for the 12 month period immediately preceding the date of his termination. If Mr. Ray dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance or other Company's employee benefit plans, the Company will pay to the estate of Mr. Ray a death benefit equal to 50% of his base salary plus an amount equal to all bonuses he would have received through the end of the next four fiscal quarters following his death. If Mr. Ray dies, becomes disabled, or has his employment terminated without cause, the Company will continue to pay any medical and life insurance premiums for Mr. Ray and his dependants for the remainder of the term of the Employment Agreement with the beneficiary of the policy making the same contributions.

     The Employment Agreement provides that Mr. Ray shall execute and deliver a Promissory Note to the Company and receive a four-year loan in the amount of $700,000 with an interest rate of 6.56% (the "Note"). The Note requires annual principal payments of $175,000. The Employment Agreement provides that accrued interest due annually under this Note shall be forgiven in the event that Mr. Ray remains employed by the Company up to, and including, the date that Note payments are due and payable. The Employment Agreement also provides that Mr. Ray's compensation will be grossed up, as defined in the Employment Agreement, to account for any imputed income from the forgiveness of any accrued interest. The Employment Agreement and the Note provide that the Note shall be repaid March 15, 2004 or within fourteen business days of Mr. Ray's last day of employment by the Company, whichever first occurs.

Incentive Stock Options

     The following table presents information with respect to grants of incentive stock options that were made during the fiscal year ended September 30, 2003 to each of the named executive officers.


                                               Option Grants in Last Fiscal Year
                                                    Individual Grants
                                               ---------------------------------

                              Number of                                                           Potential Realizable
                             Securities        % of Total                                           Value at Assumed
                             Underlying          Options                                          Annual Rates of Stock
                               Options         Granted to          Exercise                        Price Appreciation
                               Granted        Employees in           Price         Expiration        For Option Term
    Name                      (#shares)        Fiscal Year         ($/share)          Date           5%           10%
    ----                     ----------       ------------       ------------      ----------     ----------------------
Bradford T. Ray (1)            30,000             15.38%            $11.54(3)       07/25/08      $ 95,650     $185,993
Michael J. Carroll (2)         20,000             10.26%            $10.49(4)       07/25/13       131,954      309,614
Howard F. Bates (2)             5,000              2.56%            $10.49(4)       07/25/13        32,989       77,404
Joseph P. Bellino (2)          12,000              6.15%            $10.49(4)       07/25/13        79,172      185,768
Brad A. Goranson (2)           15,000              7.69%            $10.49(4)       07/25/13        98,966      232,211

-----------------

(1) Options granted in fiscal year 2003 to the named individuals become exercisable at a rate of 25% per year beginning with the first anniversary of the grant.

(2) Options granted in fiscal year 2003 to the named individuals become exercisable at a rate of 20% per year beginning with the first anniversary of the grant.

(3) Option grants granted in fiscal year 2003 to the named individuals were made at 110% of fair market value on the date of grant.

(4) Option grants granted in fiscal year 2003 to the named individuals were made at 100% of fair market value on the date of grant.

Redemption and Noncompetition Agreement

     Effective January 25, 2002, the Company entered into a Redemption and Noncompetition Agreement with Mr. Merwin J. Ray (the "Agreement"). Pursuant to the Agreement, Mr. Ray sold to the Company, and the Company redeemed, 600,000 shares of Company Common Stock for the purchase price of $10 per share. Pursuant to this Agreement, which expires on March 30, 2007, Mr. Ray agreed to not compete with the Company in return for a quarterly payment of $77,500 during this five-year period. Mr. Ray also agreed to retain, for at least two years, all of his direct ownership in the Company's common stock and, for the following three years, be limited to selling no more than 10% per year of his remaining shares. In addition, as a part of the redemption, Mr. Ray repudiated his right to exercise options he held to purchase 60,000 shares of common stock and Bradford T. Ray repudiated his right to exercise options he held to purchase 22,500 shares of common stock. The Agreement in its entirety has been attached as an Exhibit to the Company's 10-Q filed in February 2002.

 Executive Officer Supplemental Retirement Payment Agreement

     On February 10, 2003, the Company entered into an agreement with Howard F. Bates, Jr. (the "Agreement"). Pursuant to the Agreement, upon Mr. Bates' retirement, the Company will make supplemental payments to Mr. Bates of $1,454.28 per month for a period of 120 months. Should Mr. Bates die, or become totally and permanently disabled, prior to retirement, the Company will make payments to his designated beneficiary of $1,454.28 per month for a period of 120 months. Should Mr. Bates die following his retirement, but before the expiration of 120 months, the unpaid balance of such monthly payments will be paid monthly for the remainder of the period to his designated beneficiary.

Option Exercises and Holdings

     The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised stock options held as of September 30, 2003.


                             Aggregated Option Exercises in Last Fiscal Year
                                   and Fiscal Year-End Option Values
                             -----------------------------------------------

                                                              Number of Securities
                                                             Underlying Unexercised
                                                                   Options at                  Value of Unexercised
                     Shares Acquired                           September 30, 2003             In-the-Money Options at
                       on Exercise         Value                   (# shares)                   September 30,2003(1)
Name                   (# shares)        Realized          Exercisable    Unexercisable      Exercisable   Unexercisable
----                   ----------       ------------       ------------   -------------      -----------   -------------
Bradford T. Ray......     15,000         $151,725             54,000          56,000         $183,122        $208,018

Michael J. Carroll...     43,500          405,357             20,000          46,000           21,900         219,688

Howard F. Bates, Jr..     10,000          117,330             28,000          12,000           68,032          57,188

Joseph P. Bellino....      None               0               45,000          27,000          112,079          99,086

Brad A. Goranson.....     21,000          237,829              5,000          25,000           27,005          98,366


-----------------

(1) Pre-tax value based on the fiscal year-end closing price of $12.47 per share.

Retirement Plan

     The Company maintains a 401(k) defined contribution retirement plan. In addition, on July 26, 2002, the Board of Directors passed a resolution establishing the Steel Technologies Inc. Nonqualified Deferred Compensation Plan effective September 1, 2002. The Company's matching contribution to each of the named executive officers participating in the plan has been included under the caption "All Other Compensation" in the summary compensation table.

Certain Transactions

     Stuart N. Ray became the majority shareholder in April 1998 and the sole shareholder in January 2002 of The Peregrine Company ("Peregrine"). He is a Director and Vice President of the Company. Stuart N. Ray is the brother of Bradford T. Ray who was a director and a shareholder of Peregrine until January 2002. Peregrine was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. The Company is a major supplier to

Peregrine. Total amounts paid by Peregrine to the Company in fiscal 2003 for scrap steel products were approximately $6,936,000. In July 1995, the Board of Directors approved the sale of scrap steel products to Peregrine and its predecessor entity, in such amounts, for such prices, and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Peregrine to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee presently consists of Mark G. Essig, Chair, Jimmy Dan Conner, Andrew
J. Payton, and Doug A. Bawel, all of whom are outside independent Directors. The Committee Chair was Ralph W. McIntyre until his term on the Board expired on January 23, 2003. The Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Policy

     The compensation policy of the Committee is based upon several goals. They are as follows:

     . To encourage the achievement of strong financial and operational performance of the Company;

     . To align compensation with the Company's annual and long-term business strategies and objectives; and

     .    To attract, retain, and motivate top quality executives.

Executive Compensation Program

     The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of the Company. Therefore, the executive officers' compensation program is composed of base salary, bonus, and long-term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

     Base Salary and Bonus. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officers' compensation to the compensation of other executive officers in the intermediate steel processing industry. This group includes the peer group used for stock performance comparisons under the caption "Performance Graph" appearing elsewhere in this Proxy Statement. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

     A significant amount of each executive's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. The Company's executive officers, along with certain other key employees, participate in the Company's cash bonus plan (the "Bonus Plan"). The Bonus Plan provides that the participants receive an amount equal to approximately 6.5% of the Company's adjusted net income. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board. Bonuses paid can account for as much as 66.7% of a participant's total annual compensation.

     The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and encourage management to make decisions in the short and long-term best interest of the Company.

     Long-Term Incentives. The Committee believes that, in addition to the cash Bonus Plan, which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long-term incentives to motivate the executive officers to improve long-term profitability as well.

     The executive officers of the Company have outstanding options under the initial Incentive Stock Option Plan, the 1995 Stock Option Plan, and the 2000 Stock Option Plan (collectively the "Plans"). The purpose of the Plans are to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for performance and efficiency consistent with the long-term best interests of the shareholders. The Committee believes that the Plans provide the Company with the ability to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's stock.

     Factors considered by the Committee in granting new stock options to the executive officers include the position held by each individual in the Company, the individual's performance, and the timing and amount of previous grants. The Committee issued 82,000 options to the Company's executive officers in fiscal 2003, all of which were from the 2000 Stock Option Plan.

Compensation of the Chief Executive Officer

     Consistent with the Committee's general philosophy for compensation, Bradford T. Ray is compensated through base salary, bonus and incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to these executive officers. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

     Under Mr. Ray's direction, the Company has continued to make significant capital expenditures in new and improved equipment and facilities, as well as investments in acquisitions, subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to market expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value. The Committee believes that the performance and direction of Mr. Ray has been critical to the success of the Company. In determining the Chief Executive Officer's base salary and bonus percentage for 2003, the Committee noted these factors as well as the Company's operational and financial results for fiscal 2003 in relation to prior years and the Company's peer group. As described in the text of the Proxy, the Board of Directors approved, upon recommendation of the Committee, the Company entering into an Employment Agreement with Mr. Bradford T. Ray effective March 16, 2000 (the "Agreement"). In January of 2003, the Committee increased Mr. Ray's annual base salary by $10,000.

     The Committee believes the variable components of the Chief Executive Officer's compensation provide performance-related compensation adequate to motivate the Chief Executive Officer to use his leadership to improve the Company's profitability. A substantial portion of the Chief Executive Officer's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. The Chief Executive Officer also benefits from the appreciation in value of the Company's stock through the Company's stock option plans. The Committee takes note of the fact that Mr. Bradford T. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive to provide the leadership necessary to improve the long-term profitability of the Company.

Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

     The Committee has carefully considered the effect of Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be well within the limits on deductibility. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, outstanding stock options granted under the Company's Prior Plan, the 1995 Plan, and the 2000 Plan will be unaffected by Section 162(m).

     The Committee is aware that compensation attributable to certain stock options which may be granted in the future under the 2000 Plan may not qualify for the exemption made for performance-based compensation. For the present time, the Committee believes that the 2000 Plan provides a valuable opportunity for compensating the Company's key executives whether or not a portion of any compensation which might be derived thereunder is non-deductible. The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.

                                         COMPENSATION COMMITTEE

                                         Mark G. Essig, Chair
                                         Doug A. Bawel
                                         Jimmy Dan Conner
                                         Andrew J. Payton

                             AUDIT COMMITTEE REPORT

     The Audit Committee currently consists of three independent directors. The Board has determined that each Committee member meets the current standards of the Securities and Exchange Commission ("SEC") and the NASDAQ (the "Exchange") to be considered an "independent director." The Board has also determined that one member, Mark G. Essig, is an "Audit Committee financial expert" as defined by the SEC.

     The Committee has a Charter, which was adopted by the Board on April 28, 2000 and its revision adopted on November 7, 2003. The Charter describes what the Committee does and meets the standards of the SEC and the rules as currently proposed (subsequently adopted) by the Exchange. PricewaterhouseCoopers (the "independent auditor") was retained to perform the audit. As prescribed by the Charter, the independent auditor reports directly to the Committee. The Audit Committee also has authority to retain independent legal, accounting or other advisors at the Company's expense. A copy of the Audit Committee Charter is attached to this proxy statement as Attachment A.

     As described more fully in its Charter, the Committee monitors and oversees the financial reporting process, the system of internal controls, the audit process, and the Company's program for legal and regulatory compliance. To place the Committee's role in perspective, management is responsible for the Company's internal controls, the financial reporting process, and the Company's compliance. The independent auditor is responsible for performing an audit of the Company's financial statements in accordance with generally accepted accounting principles and issuing a report on its audit. The Committee reviews the work of management and the independent auditor on behalf of the Board of Directors.

     The Committee also considers reports from the Company's internal audit department, which investigates the adequacy of internal financial controls. The Committee reviews reports from the Company's legal department on compliance with the Company's internal Code of Conduct, Code of Ethics, and with laws and regulations. On November 7, 2003, the Board of Directors adopted a Code of Ethics for the Chief Executive Officer, Financial Executives, and Financial Professionals.

     The Committee met four times during the year, during which the committee members had discussions with management and, at two of those meetings, with the independent auditors. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed those statements with management and the independent auditors, including discussions with the independent auditors with representatives of management excluded.

     The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications). The independent auditors gave to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditors their independence and ability to conduct the audit.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 2003.

     The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers for fiscal years 2003 and 2002.
                               2003              2002
                               ----              ----
Audit Fees                  $ 83,500          $ 87,413
Audit-Related Fees             5,000            13,397
Tax Fees                      20,250            16,460
                            --------          --------
Total                       $108,750         $ 117,270

     Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

     Audit-Related Fees. This category consists principally of audits of employee benefit plans and consultation relative to the documentation of the Company's internal control over financial reporting.

     Tax Fees. This category consists principally of reviews of tax returns and advice on tax matters.

     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. The Audit Committee approved the fiscal 2003 audit and non-audit services provided by PricewaterhouseCoopers. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence.

     The Audit Committee implemented pre-approval policies and procedures related to the provision of both audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of service to be provided by PricewaterhouseCoopers and their estimated fees. In addition, the Committee must pre-approve PricewaterhouseCoopers rendering personal financial and tax advice to any of the Company's Executive Officers. During the approval process, the Audit Committee considers the impact of the types of services on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.



                                    AUDIT COMMITTEE

                                    Andrew J. Payton, Chairman
                                    Mark G. Essig
                                    William E. Hellmann

                                     PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and the S&P Steel Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1998 and that all dividends were reinvested.




                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             Among Steel Technologies, Inc., The Russell 2000 Index,
                     The S & P Steel Index And A Peer Group



                                         Measurement Period
                                        (Fiscal Year Covered)
                        --------------------------------------------------------

                          1998      1999      2000     2001      2002      2003
                        -------   -------   -------   -------   -------  -------
Steel Technologies Inc. $100.00   $162.38   $ 89.36   $112.29   $249.32  $186.07
Russell 2000 Index      $100.00   $119.07   $146.92   $115.76   $104.99  $143.32
S & P Steel             $100.00   $109.28   $ 66.00   $ 71.31   $ 70.23  $ 80.60


$100 INVESTED ON 09/30/98 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 16, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

     The Company's Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60 days, before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement.

                                  OTHER MATTERS

     Representatives of PricewaterhouseCoopers LLP, the Company's independent accountants, will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors knows of no business, which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.


                                           By Order of the Board of Directors


                                           John M. Baumann, Jr.
                                           Secretary

Louisville, Kentucky
December 19, 2003

                                  ATTACHMENT A
                                  ------------

                             AUDIT COMMITTEE CHARTER


PURPOSE

To assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct.

AUTHORITY

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

     (i) Appoint, compensate, and oversee the work of any registered public accounting firm employed by the organization;
     (ii) Resolve any disagreements between management and the auditor regarding financial reporting;
     (iii)Pre-approve all auditing and non-audit services;
     (iv) Retain independent counsel, accountants, or others to advise the Audit Committee or assist in the conduct of an investigation;
     (v) Seek any information it requires from employees all of whom are directed to cooperate with the Audit Committee's requests or external parties;
     (vi) Meet with company officers, external auditors, or outside counsel, as necessary.

COMPOSITION

The Audit Committee will consist of at least three members of the Board of Directors. The Board or its nominating committee will appoint committee members and the committee chair.

Each committee member will be both independent and financially literate. At least one member shall be designated as the "financial expert," as defined by applicable legislation and regulation.

MEETINGS

The Audit Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele-conference or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

RESPONSIBILITIES

The Audit Committee will carry out the following responsibilities:

Financial Statements
     o Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.
     o Review with management and the external auditors the results of the audit, including any difficulties encountered.
     o Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.
     o Review other sections of the annual report and related regulatory filings before release and consider the accuracy and completeness of the information.
     o Review with management and the external auditors all matters required to be communicated to the committee under generally accepted auditing standards.
     o Understand how management develops interim financial information, and the nature and extent of internal and external auditor involvement.
     o Review interim financial reports with management and the external auditors before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control
     o Consider the effectiveness of the Company's internal control system, including information technology security and control.
     o Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit
     o Review with management and the chief audit executive the charter, plans, activities, staffing, and organizational structure of the internal audit function.
     o Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.
     o Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.
     o On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit
     o Review the external auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.
     o Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors.
     o Review and confirm the independence of the external auditors by obtaining statements from the auditors on relationships between the auditors and the Company, including non-audit services, and discussing the relationships with the auditors.
     o On a regular basis, meet separately with the external auditors to discuss any matters that the Audit Committee or auditors believe should be discussed privately.

Compliance
     o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.
     o Review the findings of any examinations by regulatory agencies, and any auditor observations.
     o Review the process for communicating the code of business conduct and code of ethics to appropriate Company personnel, and for monitoring compliance therewith.
     o Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
     o Obtain regular updates from management and Company's legal counsel regarding compliance matters.

Reporting Responsibilities
          o Regularly report to the Board of Directors about Audit Committee activities, issues, and related recommendations.
          o Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.
          o Review any other reports the Company issues that relate to Audit Committee responsibilities.

Other Responsibilities
          o Perform other activities related to this charter as requested by the Board of Directors.
          o    Institute and oversee special investigations as needed.
          o Review and assess the adequacy of the Audit Committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.
          o    Approve all related party transactions.
          o Confirm annually that all responsibilities outlined in this charter have been carried out.
          o Evaluate the Audit Committee's and individual members' performance on a regular basis.


November 2003

                            STEEL TECHNOLOGIES INC.

          This Proxy is Solicited on behalf of the Board of Directors

     The undersigned hereby appoints Bradford T. Ray and Michael J. Carroll, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them to vote and act with respect to all shares of common stock of Steel Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 22, 2004 at 9:00 A.M. EST, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments within 120 days thereof.

The Board of Directors recommends a vote FOR each of the following proposals:

     1.   ELECTION OF DIRECTORS

          [  ] FOR all nominees listed    [   ] WITHHOLD AUTHORITY
               below (except as marked          to vote for all
               to the contrary below)           nominees listed below

          NOMINEES:  Michael J. Carroll    William E. Hellman   Stuart N. Ray

         (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, the proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)
--------------------------------------------------------------------------------

     2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

         The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of proposal 2.

                                   Dated:____________________________,200_______



                                   ---------------------------------------------
                                    Signature


                                   ---------------------------------------------
                                    Signature

                                   Name (s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.